Exhibit 5.1

126 East King Street

Lancaster, PA 17602-2893

Tel 717-299-5201 Fax 717-291-4660

www.barley.com

May 31, 2016

Riverview Financial Corporation

3rd and Market Streets

P.O. Box A

Halifax, PA 17032

Re:	Registration of Common Stock on Form S-3

Dear Ladies and Gentlemen:

We have acted as counsel to Riverview Financial Corporation (“Riverview”) in connection with the registration under the Securities Act of 1933, as amended, by means of a registration statement on Form S-3 (the “Registration Statement”), of a total of 75,000 shares of the no par value common stock (the “Common Stock”) of Riverview, to be issued pursuant to the Riverview Financial Corporation Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

This opinion letter is provided pursuant to the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities and Exchange Commission for inclusion as an exhibit to the Registration Statement. The law covered by the opinions expressed herein is limited to the federal law of the United States of America and the law of the Commonwealth of Pennsylvania. Our opinions herein are subject to the following conditions and assumptions:

(1) The shares of Common Stock issuable pursuant to the Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to the terms of the Plan;

(2) The shares of Common Stock will be sold and issued strictly as described in the Plan and in accordance with the statutory laws of the United States of America and the Commonwealth of Pennsylvania.

(3) No other change occurs in applicable law or the pertinent facts; and

(4) The provision of “blue sky” and other securities laws as may be applicable have been complied with to the extent required.

Based upon and subject to the foregoing, and subject to the assumptions set forth herein, we are of the opinion that the shares of Common Stock to be issued pursuant to the Plan have been duly authorized and, upon receipt by Riverview of the consideration required thereby, will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Opinion” in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

/s/ Barley Snyder

Barley Snyder, LLP